Exhibit 107.1

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share (including Series A Junior Participating Preferred Share Purchase Rights)	457(c) and 457(h)	1,500,000 (1) (2)	$4.32 (3)	$6,480,000	$0.00011020	$714.10

Total Offering Amounts					$6,480,000		$714.10
Total Fee Offsets							$0
Net Fee Due							$714.10

(1) Represents shares of common stock, par value $0.001 per share (the “Common Stock”), of Broadwind, Inc., a Delaware corporation (the “Registrant”), underlying the Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan, as amended (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. The Series A Junior Participating Preferred Share Purchase Rights (the “Series A Rights”) are initially carried with the shares of Common Stock. The value attributable to such Series A Rights, if any, is reflected in the market price of the shares of Common Stock.

(2) The Plan authorizes the issuance of a maximum of 4,700,000 shares of Common Stock, of which 3,200,000 were previously registered on the Registrant’s registration statements on Form S-8 (Registration No. 333-203736) filed April 30, 2015, on Form S-8 (Registration No. 333-231051) filed April 26, 2019 and on Form S-8 (Registration No. 333-255892) filed May 7, 2021 (together, the “Prior Registration Statements”). This Registration Statement registers an additional 1,500,000 shares of Common Stock under the Plan (the “Additional Shares”). Pursuant to Rule 429 under the Securities Act, the prospectus referred to herein is combined with and relates to the Prior Registration Statements.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, using the average of the high and low prices as reported on the Nasdaq Capital Market on May 19, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Type of Filing	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources